EXHIBIT 1-C

                               ABN AMRO BANK N.V.



                       Global Medium-Term Notes, Series B


                          EURO DISTRIBUTION AGREEMENT



                                                              ___________, 2000

ABN AMRO Incorporated
[Other Agents]
c/o ABN AMRO Incorporated
    1325 Avenue of the Americas
    New York, New York  10019-6026

Dear Sirs and Mesdames:

     ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of The Netherlands (the "Bank"), confirms its agreement with ABN AMRO Incorporated and the other Agents listed above (the "Agents") with respect to the issue and sale from time to time by the Bank primarily outside of the United States of up to $500,000,000 (or the equivalent thereof in one or more foreign currencies) aggregate initial public offering price of its Global Medium-Term Notes, Series B, due more than 9 months from the date of issue (the "Notes"), subject to reduction as a result of the sale by the Bank of (i) Global Medium-Term Notes, Series A, to be sold primarily inside the United States, and (ii) any other debt securities sold pursuant to the Bank's Registration Statement No. 333-__________.

     The Notes will be issued as senior indebtedness of the Bank pursuant to the provisions of an indenture dated as of [___________, 2000], between the Bank and The Chase Manhattan Bank, as trustee (the "Trustee") (as may be supplemented or amended from time to time, the "Indenture").

     The Notes will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below. The Company has initially appointed [The Chase Manhattan Bank],


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London Branch, at its principal office in London, as principal paying agent
(the "Principal Paying Agent") for the Notes.

     The Notes will be issued in bearer form or in definitive registered form without coupons (the "Registered Notes"). The Notes issued in bearer form will be represented initially by a temporary global Note, which will be delivered to a common depositary outside the United States for the operator of the Euroclear System (the "Euroclear Operator"), Clearstream Banking, societe anonyme ("Clearstream") or any other relevant clearing system. Beneficial interests in a temporary global Note will be exchangeable for beneficial interests in a permanent global Note. Beneficial interests in a permanent global Note will be exchangeable in whole, but not in part, for definitive Notes in bearer form, with interest coupons attached upon receipt of the Principal Paying Agent of an initial request to so exchange by any holder of a beneficial interest in such permanent global Note (such temporary global Note, permanent global Note and definitive Notes in bearer form are collectively referred to as the "Bearer Notes"), or, if the applicable Pricing Supplement so specifies, for Registered Notes. As used in this Agreement, the term "Note" includes any temporary global Note or permanent global Note issued pursuant to the Indenture.

     The Bank hereby appoints you as its exclusive agent for the purpose of soliciting and receiving offers to purchase Notes from the Bank by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you agree to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Bank at such times and in such amounts as the Bank shall from time to time specify. In addition, you may also purchase Notes as principal pursuant to the terms of a terms agreement relating to such sale (a "Terms Agreement") in accordance with the provisions of Section 2(b) hereof. [Notes denominated, payable in or indexed to Swiss Francs may only be offered and sold by the Company through [ ] on an agency or principal basis, and [ ] agrees to notify the Swiss National Bank prior to the issuance of any such Program Securities.]

     The Bank has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Notes. Such registration statement, including the exhibits thereto, as amended at the Commencement Date (as hereinafter defined), is hereinafter referred to as the "Registration Statement." The Bank proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus." The term "Prospectus" means the Basic Prospectus


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together with the prospectus supplement or supplements (each a "Prospectus
Supplement") specifically relating to the Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Bank with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Bank has filed an abbreviated registration statement to register additional Notes pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

     1. Representations and Warranties. The Bank represents and warrants to and agrees with you as of the Commencement Date, as of each date on which you solicit offers to purchase Notes, as of each date on which the Bank accepts an offer to purchase Notes (including any purchase by you as principal pursuant to a Terms Agreement), as of each date the Bank issues and delivers Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material


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fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (1) the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to you furnished to the Bank in writing by you expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee and (2) the representations and warranties set forth in clauses
(ii), (iii) and (iv) above, when made as of the Commencement Date or as of any date on which you solicit offers to purchase Notes or on which the Bank accepts an offer to purchase Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

     (c) The Bank has been duly created and is validly existing as a limited liability company incorporated under the laws of The Netherlands and has the power and authority (corporate and other) to own its properties and conduct its businesses as described in the Prospectus.

     (d) Each subsidiary of the Bank has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (where such legal concept has relevance), has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Bank and its subsidiaries, taken as a whole.

     (e) Each of this Agreement and any applicable Written Terms Agreement (as hereinafter defined) has been duly authorized, executed and delivered by the Bank.

     (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Bank and is a valid and binding agreement of the Bank, enforceable in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.


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     (g) The forms of Notes have been duly authorized and established in conformity with the provisions of the Indenture and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Bank, enforceable in accordance with their respective terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

     (h) The execution and delivery by the Bank of this Agreement, the Notes, the Indenture and any applicable Written Terms Agreement and the performance by the Bank of its obligations under this Agreement, the Notes, the Indenture, and any applicable Terms Agreement will not contravene any provision of applicable law or the articles of association of the Bank or any agreement or other instrument binding upon the Bank or any of its subsidiaries that is material to the Bank and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Bank or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Bank of its obligations under this Agreement, the Notes, the Indenture, and any applicable Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes; provided, however, that no representation is made or warranty given as to whether the purchase of the Notes constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

     (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Bank and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

     (j) There are no legal or governmental proceedings pending or threatened to which the Bank or any of its subsidiaries is a party or to which any of the properties of the Bank or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.


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     (k) Each of the Bank and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Bank and its subsidiaries, taken as a whole.

     (l) Each of ABN AMRO Incorporated, ABN AMRO Rothschild LLC, and ABN AMRO Financial Services, Inc. is registered as a broker-dealer and investment adviser with the Commission, is registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the New York Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     (m) The Bank is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be required to register as, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

Notwithstanding the foregoing, it is understood and agreed that the representations and warranties set forth in Section 1(b)(ii), (iii) and (iv), 1(g) (except as to due authorization of the Notes) and 1(h), when made as of the Commencement Date, or as of any date on which you solicit offers to purchase Notes, with respect to any Notes the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities of entities unaffiliated with the Bank, baskets of such securities, equity indices or other factors, shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission.

     2. Solicitations as Agent; Purchases as Principal.

     (a) Solicitations as Agent. In connection with your actions as agent hereunder, you agree to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

     The Bank reserves the right, in its sole discretion, to instruct you to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day's prior notice


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from the Bank, you will forthwith suspend solicitations of offers to purchase
Notes from the Bank until such time as the Bank has advised you that such solicitation may be resumed. While such solicitation is suspended, the Bank shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); provided, however, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for (i) a change in the interest rates, redemption provisions or maturities offered on the Notes, or (ii) for a change you deem to be immaterial), you shall not be required to resume soliciting offers to purchase Notes until the Bank has delivered such certificates, opinions and letters as you may request.

     The Bank agrees to pay to you, as consideration for the sale of each Program Security resulting from a solicitation made or an offer to purchase received by you, a commission in the form of a discount from the purchase price of such Program Security equal to between [___]% and [___]% (depending upon such Note's maturity) of the principal amount of such Note (provided that the commission for Notes having a maturity of 30 years or greater will be negotiated) or such other discount as may be specified in the Prospectus Supplement relating to such Note.

     You shall communicate to the Bank, orally or in writing, each offer to purchase Notes received by you as agent that in your judgment should be considered by the Bank. The Bank shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. You shall have the right to reject any offer to purchase Notes that you consider to be unacceptable, and any such rejection shall not be deemed a breach of your agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by you as agent and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

     (b) Purchases as Principal. Each sale of Notes to you as principal shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Bank will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by you. Each Terms Agreement will take the form of either (i) a written agreement between you and the Bank, which may be substantially in the form of Exhibit A hereto (a "Written Terms Agreement"), or (ii) an oral agreement between you and the Bank confirmed in writing by you to the Bank.

     Your commitment to purchase Notes as principal pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Bank herein contained and shall be subject to the terms and


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conditions herein set forth. Each Note Terms Agreement shall specify the principal amount of Notes to be purchased by you pursuant thereto, the maturity date of such Notes, the price to be paid to the Bank for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such Terms Agreement may also specify any requirements for officers' certificates, opinions of counsel and letters from the independent auditors of the Bank pursuant to Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes, as the case may be, by you.

     Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes, as the case may be. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by you as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by you as principal pursuant to a Terms Agreement, as the case may be, is referred to herein as a "Settlement Date."

     Unless otherwise specified in a Terms Agreement, if you are purchasing Notes, as principal you may resell such Notes to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Prospectus Supplement relating to such Notes.

     (c) Administrative Procedures. You and the Bank agree to perform the respective duties and obligations specifically provided to be performed in the Global Medium-Term Notes, Series B, Administrative Procedures (attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Bank and you.

     (d) Delivery. The documents required to be delivered by Section 4 of this Agreement as a condition precedent to your obligation to begin soliciting offers to purchase Notes as agent of the Bank shall be delivered at the office of Davis Polk & Wardwell, not later than 4:00 p.m., New York time, on the date hereof, or at such other time and/or place as you and the Bank may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which you begin soliciting offers to purchase Notes and (ii) the first date on which the Bank accepts any offer by you to purchase Notes as principal. The date of delivery of such documents is referred to herein as the "Commencement Date."

     3. Agreements. The Bank agrees with you that:


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     (a) Prior to the termination of the offering of the Notes pursuant to this
Agreement or any Terms Agreement, the Bank will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Bank has previously furnished to you a copy thereof for your review and will not file any such proposed supplement or amendment to which you reasonably object; provided, however, that the foregoing requirement shall not apply to any of the Bank's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 13(f), 14 or 15(d) of the Exchange Act, copies of which filings the Bank will cause to be delivered to you promptly after being transmitted for filing with the Commission. Subject to the foregoing sentence, the Bank will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Bank will promptly advise you (i) of the filing of any amendment or supplement to the Basic Prospectus, (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration
Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, (v) of the receipt by the Bank of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) of the issuance by any non-United States regulatory authority of any request for information relating to the Notes or suspension of the listing of the Notes on any stock exchange on which the Notes are then listed.. The Bank will use its reasonable best efforts to prevent the issuance of any such stop order or notice of suspension of qualification or listing and, if issued, to obtain as soon as practicable the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, you shall not be obligated to solicit offers to purchase Notes so long as you are not reasonably satisfied with such document.

     (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act or made available to purchasers of the Notes, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in your opinion or in the opinion of the Bank, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Bank will immediately notify you by telephone (with confirmation in writing) to


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suspend solicitation of offers to purchase Notes and, if so notified by the
Bank, you shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Bank shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise you promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to you, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request. If any documents, certificates, opinions and letters furnished to you pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to you, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, you will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), until the distribution of any Notes you may own as principal has been completed, if any event described above in this paragraph (b) occurs, the Bank will, at its own expense, forthwith prepare and cause to be filed as soon as practicable with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to you, will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request and shall furnish to you pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) such documents, certificates, opinions and letters as you may request in connection with the preparation and filing of such amendment or supplement.

     (c) The Bank will make generally available to its security holders and to you as soon as practicable earning statements that satisfy the provisions of
Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, on the earlier of January 1, or July 1 with respect to each sale of Notes.

     (d) The Bank will furnish to you, without charge, (i) a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request and
(ii) in connection with any purchase of Notes pursuant to a Terms Agreement or solicitation of an offer to purchase Notes that is accepted by the Bank, prior to 10:00 a.m. New York City time on the business day next succeeding the date of such Terms Agreement or the acceptance of such offer, as many copies of the Prospectus, as then amended or supplemented (including the Prospectus


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Supplement relating to the Notes to be purchased pursuant to such Terms
Agreement or accepted offer), as you may reasonably request.

     (e) During the term of this Agreement, the Bank shall furnish to you such relevant documents and certificates of officers of the Bank relating to the business, operations and affairs of the Bank, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Bank of its obligations hereunder or thereunder as you may from time to time reasonably request.

     (f) The Bank shall notify you promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded the Bank or any of the Bank's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

     (g) The Bank will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes,
(iii) the fees and disbursements of the Bank's counsel and accountants, of the Trustees and their counsel, and of the Principal Paying Agent and its counsel and any paying agent for the Notes appointed by the Bank, (iv) the fees and expenses incurred with respect to listing the Series B Notes, if listed, on [the London Stock Exchange] or on another stock exchange or exchanges if so required by Section 3(j), (v) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to you of copies of the Indenture, and any Blue Sky or Legal Investment Memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (ix) the fees and disbursements of your counsel incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder, and (x) any reasonable out-of-pocket expenses incurred by you; provided that any advertising expenses incurred by you shall have been approved by the Bank.

     (h) During the period beginning on the date of any Terms Agreement and continuing to and including the Settlement Date with respect to such Terms Agreement, the Bank will not, without your prior consent, offer, sell, contract to


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sell or otherwise dispose of any debt securities of the Bank substantially similar to the Notes set forth in such Terms Agreement (other than (A) the Notes that are to be sold pursuant to such Terms Agreement, (B) Notes previously agreed to be sold by the Bank and (C) commercial paper issued in the ordinary course of business).

     (i) The Bank will indemnify and hold you harmless against any documentary, stamp or similar transfer or issue tax, including any interest and penalties, on the issue of the Notes in accordance with the terms of this Agreement, on the execution and delivery of this Agreement, any Written Notes Terms Agreement and on the exchange of any temporary global Notes for definitive Notes or permanent global Notes or on the exchange of any permanent global bearer Notes for definitive bearer Notes, that are or may be required to be paid under the laws of the United Kingdom, the United States or any political subdivision or taxing authority thereof or therein.

     [(j) In connection with any application to list the Series B Notes on the London Stock Exchange, the Bank will furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect such listing and will maintain such listing until none of the Series B Notes is outstanding or until such time as payment of principal, premium, if any, and interest in respect of all the Series B Notes has been duly provided for, whichever is earlier. In addition, for so long as the Series B Notes are listed on a stock exchange and such exchange so requires, the Bank will maintain in London, or in such other place as the Series B Notes are listed (if the Series B Notes are no longer listed on the London Stock Exchange), a paying agent in respect of the Series B Notes, as required.]

     4. Conditions of the Obligations of the Agent. Your obligation to solicit offers to purchase Notes as agent of the Bank, your obligation to purchase Notes as principal pursuant to any Terms Agreement and the obligation of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the Bank herein, to the accuracy of the statements of the Bank's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Bank of all covenants and agreements herein contained on its part to be performed and observed (in the case of your obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of your or any other purchaser's obligation to purchase Notes, at the time the Bank accepts the offer to purchase such Notes and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified below:

     (a) Prior to such solicitation or purchase, as the case may be:


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          (i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Bank and its subsidiaries, taken as a whole, from that set forth in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as so amended or supplemented;

          (ii) there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Euronext Amsterdam N.V.; (b) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or on commercial banking activities in The Netherlands declared by Dutch authorities; and (c) any outbreak or material escalation of hostilities or other national or international calamity or crisis the effect of which shall be such as to make it, in your judgment, impracticable or inadvisable to proceed with the purchase of the Notes by you on the terms and in the manner contemplated in the Prospectus; and

          (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Bank or any of the Bank's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

     (A) except, in each case described in paragraph (i), (ii) or (iii) above, as disclosed to you in writing by the Bank prior to such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made or (B) the relevant event shall have occurred and been known to you prior to such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

     (b) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, you shall have received:

          (i) The opinion, dated as of such date, of Clifford Chance Limited Liability Partnership, special Dutch counsel to the Bank, or of other counsel satisfactory to you and who may be an officer of the Bank, to the effect that:

               (A) the Bank is: (i) registered as a public limited liability company with limited liability (naamloze vennootschap), (ii) duly incorporated on [ ] and (iii) validly existing under the laws of The Netherlands. The Bank has:

                    (1) corporate power and corporate capacity to execute and
               deliver the Indenture, the Notes, this Agreement and any applicable Written Terms Agreement, authorize the distribution of the Prospectus on its behalf, undertake and perform the obligations expressed to be assumed by it in the Indenture, the Notes, this Agreement and any applicable Written Terms Agreement (including the issue of the Notes) and own its properties and conduct its businesses as described in the Prospectus as amended or supplemented; and

                    (2) taken all internal corporate action required by the
               Articles of Association and by Dutch corporate law to authorize the form of the Notes and to authorize, execute and deliver the Indenture, this Agreement and any applicable Written Terms Agreement and such documents have been duly authorized, executed and delivered.

               (B) each of [list foreign subsidiaries] (each a "Foreign Material Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the power and authority (corporate and other) to own its property and conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Bank and its consolidated subsidiaries, taken as a whole;

               (C) each of the Bank and its Foreign Material Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all Dutch governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, as amended or supplemented, except to the extent that the failure to obtain or file would not have a material adverse effect on the Bank and its consolidated subsidiaries, taken as a whole;

               (D) no authorisations, licences, approvals, orders or consents, registrations, recordations or filings with any court, governmental authority, bureau, official agency or body in The Netherlands are required under the laws and regulations of The Netherlands for (or in connection with):

                    (1) the creation, issue and offering of the Notes in or
               from The Netherlands; or

                    (2) the distribution by or on behalf of the Bank of the
               Prospectus; or

                    (3) the execution and delivery by the Bank of the
               Indenture, the Notes, this Agreement and any applicable Written Terms Agreement and the performance of its obligations thereunder; or

                    (4) the payment by the Bank, when due, of all sums which it may be liable to pay in respect of the Notes or under the Indenture, this Agreement or any applicable Written Terms Agreement in the currency in which they are stated to be payable.

          In themselves, none of the matters referred to in (D)(1) through
          (D)(4) above, conflicts or will conflict with or result in a breach of any provision of (or constitute a breach of or default under):

                    (1) the Articles of Association;

                    (2) any law or generally applicable regulation of The
               Netherlands to which the Bank is subject; or

                    (3) to the best of such counsel's knowledge, any judgment, order or decree of any Dutch governmental body, agency or court having jurisdiction over the Bank or any of its consolidated subsidiaries.

          which would make the Indenture, this Agreement or any applicable Written Terms Agreement, or parts thereof, or the Notes null and void or subject to avoidance or nullification in The Netherlands.

               (E) the statements in the Registration Statement, as then amended or supplemented, under Item 15, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

               (F) the agreement of the Bank that the Indenture, the Notes, this Agreement and any applicable Written Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York is legal, valid and binding, and the courts of The Netherlands will observe and give effect to the choice of the laws of the State of New York as the law governing such documents in any proceedings in relation to such documents, but when applying the laws of the State of New York as the law governing such documents, the courts of competent jurisdiction of The Netherlands, if any, by virtue of the 1980 Rome Convention on the Law Applicable to Contractual Obligations ( the "Rome Convention"):

                    (1) may give effect to the mandatory rules of law of
               another country with which the situation has a close connection, if and insofar as, under the law of the latter country, those rules must be applied whatever the law applicable to such documents (a limitation on the chosen law arising under article 7 (1) of the Rome Convention);

                    (2) will apply the law of The Netherlands in a situation
               where it is mandatory irrespective of the law otherwise applicable to such documents (a limitation on the chosen laws arising under article 7 (2) of the Rome Convention);

                    (3) may refuse to apply the laws of the State of New York
               if such application is manifestly incompatible with the public policy of The Netherlands (a limitation on the chosen laws arising under article 16 of the Rome Convention); and

                    (4) shall have regard to the law of the country in which
               performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance (article 10(2) of the Rome Convention).

               (G) the submission by the Bank to the exclusive jurisdiction of the courts in New York in respect of any proceedings arising out of or in relation to the Indenture, the Notes, this Agreement and any applicable Written Terms Agreement is valid and legally binding upon the Bank. Nevertheless, the president of a competent District Court (Arrondissementsrechtbank) in The Netherlands, in any matter where the plaintiff seeks provisional measures in summary proceedings (kort geding) or levy a prejudgment attachment, may assume jurisdiction notwithstanding a contractual submission to jurisdiction; the waiver by the Bank of any objection to the venue of a proceeding of a New York Court is legal, valid and binding.

               (H) when the Notes have been validly executed on behalf of the Bank and, authenticated, delivered and paid for in accordance with the terms of this Agreement and any applicable Written Terms Agreement, they will constitute valid and legally binding obligations of the Bank enforceable in accordance with their respective terms. Each of the Indenture, this Agreement and any applicable Written Terms Agreement constitutes the valid and legally binding obligation of the Bank, enforceable in accordance with their respective terms.

          (ii) The opinion, dated as of such date, of Schulte Roth & Zabel LLP, United States counsel to the Bank, or of other counsel satisfactory to you and who may be an officer of the Bank, to the effect that:

               (A) each of ABN AMRO Incorporated and [list U.S. subsidiaries] (each a "U.S. Material Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the power and authority (corporate and other) to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Bank and its consolidated subsidiaries, taken as a whole;

               (B) each of the Bank, ABN AMRO Incorporated and its U.S. Material Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all U.S., federal, state, local and other governmental authorities, all U.S. self-regulatory organizations and all U.S. courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, as amended or supplemented, except to the extent that the failure to obtain or file would not have a material adverse effect on the Bank and its consolidated subsidiaries, taken as a whole;

               (C) the Indenture has been duly qualified under the Trust Indenture Act and assuming that it has been duly authorized, executed and delivered by the Bank, it is a valid and binding agreement of the Bank, enforceable in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law;

               (D) assuming the forms of Notes have been duly authorized by the Bank as a matter of Dutch law, the forms of Notes have been duly authorized and established in conformity with the provisions of the Indenture and, if the Notes had been executed by the Bank and authenticated by the relevant Trustee or its duly appointed agent in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof on the date of such opinion, the Notes would be entitled to the benefits of the Indenture and would be valid and binding obligations of the Bank, enforceable in accordance with their respective terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law;

               (E) the execution and delivery by the Bank of the Notes, the Indenture, this Agreement and any applicable Written Terms Agreement and the performance by the Bank of its obligations under such agreements will not contravene any provision of applicable U.S. federal or New York State law or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Bank or any of its consolidated subsidiaries that is material to the Bank and its consolidated subsidiaries , taken as a whole, or to the best of such counsel's knowledge, any judgment, order or decree of any U.S. governmental body, agency or court having jurisdiction over the Bank or any of its consolidated subsidiaries, and no consent, approval, authorization or order of or qualification with any U.S. governmental body or agency is required for the performance by the Bank of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes; provided, however, that no opinion is expressed on whether the purchase of the Notes constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended;

               (F) the statements (1) in the Prospectus, as then amended or supplemented, under the captions "Description of Notes" (in the Prospectus Supplement), "Description of Debt Securities" (in the Basic Prospectus), "Plan of Distribution" (in the Prospectus Supplement and in the Basic Prospectus) and (2) in "Item 3 - Legal Proceedings" of the most recent annual reports on Form 20-F incorporated by reference in the Prospectus, if any, filed since such annual reports and incorporated by reference in the Prospectus, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

               (G) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Bank or any of its consolidated subsidiaries is a party or to which any of the properties of the Bank or any of its consolidated subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, and are not so described or of any foreign, U.S. federal or state statutes, regulations, contracts or other documents governed by foreign, U.S. federal or state law that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, or to be filed or incorporated by reference as exhibits to such Registration Statement that are not described, filed or incorporated by reference as required;

               (H) the Bank is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be required to register as, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

               (I) such counsel (1) believes that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus as then amended or supplemented (except as to financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion), complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (2) has no reason to believe that any part of the Registration Statement (except as to financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to), as then amended, if applicable, when such part became effective contained, and the Registration Statement (except as to financial statements and schedules and other financial and statistical data included therein, as to which such counsel need not express any belief and except for the part of the Registration Statement that constitutes the Form T- 1) as of the date such opinion is delivered, contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
          (3) believes that the Registration Statement and Prospectus, as then amended or supplemented, if applicable (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion), complied as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (4) has no reason to believe that the Prospectus, as then amended or supplemented, if applicable (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief), as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in the case of an opinion delivered on the Commencement Date or pursuant to Section 5(b), the opinion and belief set forth in clauses (3) and (4) above shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

          (iii) The opinion, dated as of such date, of Davis Polk & Wardwell, counsel for the Agent, covering the matters in subparagraphs (ii)(C),
     (ii)(D) and (ii)(F) (with respect to statements in the Prospectus, as then amended or supplemented, under the captions "Description of Notes" (in the Prospectus Supplement), "Description of Debt Securities" (in the Basic Prospectus), "Plan of Distribution" (in the Prospectus Supplement and in the Basic Prospectus).

          Notwithstanding the foregoing, the opinions described in subparagraphs (D), (E), (F) and (H)(2), (3) and (4) of paragraph (b)(ii) above, when contained in an opinion delivered on the Commencement Date or pursuant to Section 5(b), shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Notes the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities of entities unaffiliated with the Bank, baskets of such securities, equity indices or other factors.

          With respect to subparagraph (H) of paragraph (b)(ii) above, Schulte Roth & Zabel LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

          (iv) The opinion, dated as of such date, of Schulte Roth & Zabel LLP, special counsel to the Bank, to the effect that the statements set forth under the caption "United States Federal Taxation" in the Prospectus Supplement and under the caption "Forms of Securities -- Limitations on Issuance of Bearer Securities" in the Basic Prospectus, insofar as such statements relate to statements of law or legal conclusions under the laws of the United States or matters of United States federal tax law, fairly present the information called for and fairly summarize the matters referred to therein.

     The opinions of Clifford Chance Limited Liability Partnership and Schulte Roth & Zabel LLP described in paragraph (b)(i) and (ii) above shall be rendered to you at the request of the Bank and shall so state therein.

     (c) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, you shall have received a certificate, dated the Commencement Date or such Settlement Date, as the case may be, and signed by an executive officer of the Bank to the effect set forth in subparagraph
(a)(iii) above and to the effect that the representations and warranties of the Bank contained in this Agreement are true and correct as of such date and that the Bank has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

     The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

     (d) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the Bank's independent auditors shall have furnished to you a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented; provided that each letter so furnished shall use a "cut-off date" no more than three business days prior to the date of such letter.

     (e) On the Commencement Date and on each Settlement Date, the Bank shall have furnished to you such appropriate further information, certificates and documents as you may reasonably request.

     (f) On the Commencement Date, application to list the Series B Notes on [the London Stock Exchange] shall have been made and, prior to the issuance of the first Series B Note offered pursuant to this Agreement, such listing shall have been granted, subject to official notice of issuance.

     5. Additional Agreements of the Bank. (a) Each time the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for (i) a change in the interest rates, redemption provisions or maturities offered on the Notes or (ii) a change you deem to be immaterial), the Bank will deliver or cause to be delivered forthwith to you a certificate signed by an executive officer of the Bank, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 4(c) relating to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

     (b) Each time the Bank furnishes a certificate pursuant to Section 5(a) (other than any amendment or supplement to the Registration Statement or Prospectus caused by the filing of a Report on Form 6-K unless you shall reasonably request based on disclosure included or omitted from such Report), the Bank will furnish or cause to be furnished forthwith to you a written opinion of counsel for the Bank. Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to you and shall be of the same tenor as the opinions referred to in Section 4(b), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to you may furnish to you a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter.)

     (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Prospectus, the Bank shall cause its independent auditors forthwith to furnish you with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to you, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter; provided that each letter so furnished shall use a "cut-off date" no more than three business days prior to the date of such letter.

     6. Indemnification and Contribution. (a) The Bank agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Bank shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to you furnished to the Bank in writing by you expressly for use therein.

     (b) You agree to indemnify and hold harmless the Bank, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Bank within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Bank to you, but only with reference to information relating to you furnished to the Bank in writing by you expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to paragraph (a) above, and by the Bank, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there were to be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and you on the other hand from the offering of such Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand and you on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and you on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Bank bear to the total discounts and commissions received by you in respect thereof. The relative fault of the Bank on the one hand and of you on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Bank and you agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (d) above that were offered and sold to the public through you exceeds the amount of any damages that you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Bank, its officers and you set forth in or made pursuant to this Agreement or any Terms Agreement will remain operative and in full force and effect regardless of (i) any termination of this Agreement or any such Terms Agreement, (ii) any investigation made by or on behalf of you or any person controlling you or by or on behalf of the Bank, its officers or directors or any person controlling the Bank and (iii) acceptance of and payment for any of the Notes.

     7. Offering Restrictions. You hereby represent to the Bank and agree with respect to the Notes that:

          (a) (i) you have not (A) offered or sold and will not offer or sell during the Restricted Period (as defined below) Bearer Notes (including any Note that is exchangeable for Bearer Notes) directly or indirectly in the United States (as defined below) or to or for the account of any United States person (as defined below), other than to a Qualifying Foreign Branch (as defined below) or to certain other persons as provided under United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(1)(iii)(B) and (C); and (B) delivered and will not deliver within the United States definitive Bearer Notes that are sold during the Restricted Period;

          (ii) you have, and throughout the Restricted Period will have, in effect procedures reasonably designed to ensure that your employees or agents who are directly engaged in selling Bearer Notes (whether offered alone or as part of a Unit) are aware that such Bearer Notes may not be offered or sold during the Restricted Period to a person who is within the United States or to a United States person, except as permitted by Section 7(a)(i)(A) above;

          (iii) if you are a United States person, you are acquiring the Bearer Notes (whether offered alone or as part of a Unit) for purposes of resale in connection with their original issuance and if you retain Bearer Notes for your own account, you will only do so in accordance with the requirements of United States Treasury Regulations Section
     1.163-5(c)(2)(i)(D)(6);

          (iv) if you transfer to any affiliate Bearer Notes (whether offered alone or as part of a Unit) for the purpose of offering or selling such Bearer Notes during the Restricted Period, you will either (A) obtain from such affiliate for the benefit of the Company the representations and agreements contained in clauses (i), (ii) and (iii) above or (B) repeat and confirm the representations and agreements contained in clauses (i),
     (ii) and (iii) above on such affiliate's behalf and obtain from such affiliate the authority to so obligate it; and

          (v) you will obtain for the benefit of the Company the representations and agreements contained in clauses (i), (ii), (iii) and
     (iv) above from any person other than your affiliate with whom you enter into a written contract, within the meaning of United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(4), for the offer or sale during the Restricted Period of Bearer Notes (whether offered alone or as part of a Unit).

For purposes of this Section 7(a), an offer or sale will be considered to be made in the United States if the offeror or seller of such Notes (whether offered alone or as part of a Unit) has an address within the United States for the offeree or purchaser of such Notes with respect to the offer or sale. As used in this Section 7(a),

"United States person" means a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, or an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if both (x) a court within the United States is able to exercise primary supervision over the administration of the trust and (y) one or more United States persons have the authority to control all substantial decisions of the trust, "United States" means the United States (including the States and the District of Columbia), its territories, its possessions and any other areas subject to its jurisdiction; "Qualifying Foreign Branch" means a branch of a United States financial institution, as defined in the applicable United States Treasury Regulations, located outside the United States that is purchasing for its own account or for resale and that has agreed, as a condition to purchase, to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder; and "Restricted Period" with respect to each issuance means the period which begins on the earlier of the date on which the Company receives the proceeds of the sale of Notes with respect to such issuance or the first date on which the Notes are offered to persons other than you, and which ends 40 days after the date on which the Company receives the proceeds of the sale of such Notes; provided that with respect to a Note held as part of an unsold allotment or subscription, any offer or sale of such Note by the Company or you shall be deemed to be during the Restricted Period.

     (b) (i) In relation to Program Securities which have a maturity of one year or more and which are to be listed on the London Stock Exchange, you have not offered or sold and will not offer or sell any Program Securities to persons in the United Kingdom prior to admission of such Program Securities to listing in accordance with Part IV of the Financial Services Act 1986 (the "Act"), except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Act; (ii) in relation to Program Securities which have a maturity of one year or more and which are not to be listed on the London Stock Exchange, you have not offered or sold and, prior to the expiry of the period of six months from the date of issue of such Program Securities, will not offer or sell any such Program Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (iii) you have complied with and will comply with all applicable provisions of the Act with respect to anything done by you in relation to the Program Securities in, from or otherwise involving the United Kingdom; and (iv) you have only issued or passed on and will only issue or pass on in the United Kingdom any document received by you in connection with the issue of the Program Securities, other than any document which consists of or any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by the listing rules under Part IV of the Act, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

     (c) You will not offer or sell any Program Securities in any jurisdiction if such offer or sale would not be in compliance with any applicable law or regulation or if any consent, approval or permission is needed for such offer or sale by you or for or on behalf of the Company unless such consent, approval or permission has been previously obtained. Without prejudice to the provisions of this Section 7 above and subject to the obligations of the Company set forth in Section 3 of this Agreement, the Company shall have no responsibility for, and you will obtain, any consent, approval or permission required by you for the subscription, offer, sale or delivery by you of Program Securities, or the distribution of any offering materials, under the laws and regulations in force in any jurisdiction to which you are subject or in or from which you make any subscription, offer, sale or delivery.

     (d) You will not offer or sell any Program Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan including any corporation or other entity organized under the laws of Japan) or to others for the re-offering or re-sale, directly or indirectly, in Japan or to a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and other relevant laws and regulations of Japan.

     (e) You will not offer and sell any Program Securities in the Federal Republic of Germany other than in compliance with the provisions of the German Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz) of December 13, 1990, as amended, and of any other laws applicable in the Federal Republic of Germany governing the issue, offering and sale of securities.

     (f) You will not offer and sell any Program Securities denominated or payable in or indexed to Swiss Francs other than in compliance with Swiss law and the regulations of the Swiss National Bank in effect from time to time.

     (g) Each of the Agents and the Company represents and agrees that Program Securities will be issued outside the Republic of France, that it will not offer or sell any Program Securities in the Republic of France, in connection with their initial distribution, and will not distribute or cause to be distributed in the Republic of France the Prospectus or any other offering material relating to Program Securities, except to (i) qualified investors (investisseurs qualifies) and/or (ii) within a restricted circle of investors (cercle restreint d'investisseurs), all as defined in and in accordance with
Article 6 of Ordinance no 67-833 dated 28th September, 1967 (as amended) and Decree no 98-880 dated 1st October, 1998.

     (h) Until the date on which the Securities Board of The Netherlands (Stichting Toezicht Effectenerkeer) shall have granted a dispensation on the offering of the securities pursuant to the Registration Statement (the "Dispensation Date"):

          (i) it has not offered, transferred or sold and will not offer, transfer or sell any Securities (including rights representing an interest in a Security in global form), directly or indirectly, as part of their initial distribution or at any time thereafter, to any persons (including legal entities) established, domiciled, incorporated or having their usual residence in The Netherlands ("Dutch Residents");

          (ii) it has not addressed and will not address any announcement of a forthcoming offer of Securities, to or for the benefit of Dutch Residents;

          (iii) it will mention in all offers, offer notices, publications and other documents in which it makes an offer of Securities, or announces a forthcoming offer thereof, that such Securities may not be offered, transferred to sold as part of their initial distribution or at any time thereafter to or for the benefit of Dutch Residents;

          (iv) any offer of Securities made by it and any offer notices, publications, advertisements and other documents in which it makes an offer of Securities, or announces a forthcoming offer thereof complies with and will comply with all applicable laws and regulations of the jurisdictions in which such offer, announcement or publication is made or such notices or documents are distributed from time to time; and

          (v) it will mention the same in such offers, offer notices, publications and other documents.

     8. Position of the Agent. In acting under this Agreement and in connection with the sale of any Notes by the Bank (other than Notes sold to you pursuant to a Terms Agreement), you are acting solely as agent of the Bank and do not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. You shall make reasonable efforts to assist the Bank in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by you and accepted by the Bank, but you shall not have any liability to the Bank in the event any such purchase is not consummated for any reason. If the Bank shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Bank shall hold you harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to you the commission you would have received had such sale been consummated.

     9. Termination. This Agreement may be terminated at any time either by the Bank or by you upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of the other parties hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any Terms Agreement, and the termination of any such Terms Agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a), the last sentence of Section 3(b) and Sections 3(c), 3(g), 3(i), 3(j), 6, 8, 8, 11 and 13 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Bank but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 1, 2(b), 2(c), 3(a), 3(d), 3(e), 3(f), 3(g), 3(i), 4 and 5 shall also survive until such delivery has been made.

     10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to you, will be mailed, delivered or telefaxed and confirmed to you at [address], Attention: [________] (telefax number:
[_______]), with a copy to [address], Attention: [__________], (telefax number:
[_______]) or, if sent to the Bank, will be mailed, delivered or telefaxed and confirmed to the Bank at [__________], Attention: [________], with a copy to Schulte Roth & Zabel LLP at 900 Third Avenue, New York, New York 10022,
Attention: Michael R. Littenberg, Esq. (telefax number 212-593-5956).

     11. Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section

6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

     12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

     14. Submission to Jurisdiction. The Bank agrees that any legal suit, action or proceeding brought by any Agent or by any person controlling any Agent, arising out of or based upon this Agreement may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such court in any suit, action or proceeding. The Bank has appointed Willie J. Miller, Jr., Esq., Chief Legal Officer and Executive Vice President, ABN AMRO North America, Inc., as its authorized agent (the "Authorized Agent") upon which process may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York by any Agent and the Bank expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable unless and until a successor authorized agent, located or with an office in the Borough of Manhattan, City and State of New York, shall have been appointed by the Bank and such appointment shall have been accepted by such successor authorized agent. The Bank represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Bank agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Bank shall be deemed, in every respect, effective service of process upon the Bank.

     15. Judgment Currency. The Bank, on the one hand, and the Agents severally, on the other hand, agree, to indemnify the other against loss incurred as a result of any judgment or order being given or made for any amount due hereunder or under the Notes and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified party would have been able to purchase United States dollars with the amount of the Judgment Currency actually received by it if such indemnified party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Bank and the Agents and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include an allowance for any customary or reasonable premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

     16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Bank and you.

                                       Very truly yours,

                                       ABN AMRO BANK N.V.


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:


The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

ABN AMRO INCORPORATED


By:
   ---------------------------------
   Name:
   Title:

                                                                      EXHIBIT A


                               ABN AMRO BANK N.V.

                       GLOBAL MEDIUM-TERM NOTES, SERIES B

                             NOTES TERMS AGREEMENT


                                                          _______________, 200_


ABN AMRO Bank N.V.
[address]

Attention:

         Re: Euro Distribution Agreement dated _________, 2000
             (the "Euro Distribution Agreement")
             -------------------------------------------------

     The undersigned agrees to purchase your Global Medium-Term Notes, Series B, having the following terms:

All Notes                           Fixed Rate Notes                    Floating Rate Notes
--------------------------------    --------------------------------    ---------------------------
Principal Amount:                   Interest Rate:                      Base Rate:

Purchase Price:                     Applicability of Modified           Index Maturity:
                                    Payment upon Acceleration:

Price to Public:                    If yes, state issue price:          Index Currency:

Settlement Date and Time:           Amortization Schedule:              Spread (Plus or Minus):

Place of Delivery:                  Applicability of Annual             Spread Multiplier:
                                    Interest Payments:

Specified Currency:                 Denominated Currency (if            Alternate Rate Event Spread:
                                    any):

Original Issue Date:                Indexed Currency or                 Initial Interest Rate:
                                    Currencies (if any):

Interest Accrual Date:              Payment Currency (if any):          Initial Interest Reset Date:


                                      A-1


All Notes                           Fixed Rate Notes                    Floating Rate Notes
--------------------------------    --------------------------------    ---------------------------
Maturity Date:                      Exchange Rate Agent (if             Interest Reset Dates:
                                    any):

Optional Repayment Date(s):         Reference Dealers:                  Interest Reset Period:

Optional Redemption                 Face Amount (if any):               Maximum Interest Rate:
Date(s):

Initial Redemption Date:            Fixed Amount of each                Minimum Interest Rate:
                                    Indexed Currency (if any):

Initial Redemption                  Aggregate Fixed Amount of           Interest Payment Period:
Percentage:                         each Indexed Currency (if
                                    any):

Annual Redemption                                                       Calculation Agent:
Percentage Reduction:

Ranking:                                                                Reporting Service:

Series:                                                                 Index Currency:

Minimum Denominations:                                                  Designated CMT Telerate
                                                                        Page:

Other Provisions:
                                                                        Designated CMT Maturity
                                                                         Index:

     The provisions of Sections 1, 2(b) and 2(c) and 3 through 7 and 10 through 16 of the Euro Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

     This Agreement is also subject to termination on the terms incorporated by reference herein. If this Agreement is so terminated, the provisions of Sections 3(g), 6, 10, 11, and 13 of the Euro Distribution Agreement shall survive for the purposes of this Agreement.

     The following information, opinions, certificates, letters and documents referred to in Section 4 of the Euro Distribution Agreement will be required:
----------------.

                                            ABN AMRO INCORPORATED


                                            By:
                                               -------------------------------
                                               Name:
                                               Title:


                                            By:
                                               -------------------------------
                                               Name:
                                               Title:


Accepted:

ABN AMRO BANK N.V.


By:
   -------------------------------
   Name:
   Title:

                                                                      EXHIBIT B


                               ABN AMRO BANK N.V.

                       GLOBAL MEDIUM-TERM NOTES, SERIES B

                           ADMINISTRATIVE PROCEDURES


                          ---------------------------


     Explained below are the administrative procedures and specific terms of the offering of Global Medium-Term Notes, Series B (the "Notes"), on a continuous basis by ABN AMRO Bank N.V. (the "Bank") pursuant to the Euro Distribution Agreement, dated _______, 2000 (as may be amended from time to time, the "Distribution Agreement") among the Bank and ABN AMRO Incorporated (the "Agent").

     The Notes may be issued in registered form without coupons ("Registered Notes"), in bearer form with or without coupons ("Bearer Notes") or in any combination of Registered Notes and Bearer Notes. Bearer Notes initially will be represented by a Temporary Global Note. Such Temporary Global Note will subsequently be represented by a Permanent Global Note. Interests in a Permanent Global Note may be exchanged, in whole, for individual definitive Bearer Notes. Definitive Bearer Notes may be exchanged, if the applicable Pricing Supplement so specifies, in whole or in part, for Registered Notes.

     The Notes will be issued as senior indebtedness (the "Notes") of the Bank pursuant to the provisions of an indenture dated as of ____________, 2000 (as may be supplemented or amended from time to time, the "Indenture"), between the Bank and The Chase Manhattan Bank (the "Trustee"), as trustee.

     In the Distribution Agreement, the Agent has agreed to use reasonable efforts to solicit purchases of the Notes, and the administrative procedures explained below will govern the issuance and settlement of any Notes sold through the Agent, as agent of the Bank. The Agent, as principal, may also purchase Notes for its own account, and if requested by the Agent, the Bank and the Agent will enter into a terms agreement ( a "Notes Terms Agreement"), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by the Agent, as principal, unless otherwise specified in the applicable Notes Terms Agreement.

     [Chase has initially been appointed the Calculation Agent, Authenticating Agent and Principal Paying Agent for the Notes and will perform the duties specified herein. As used herein, the term "Principal Paying Agent" shall mean Chase acting through its London office in connection with the authentication and delivery of the Notes, pursuant to the terms of the Indenture. The Series B Notes are intended to be listed on [The London Stock Exchange Limited (the "London Stock Exchange").] Application may, in certain circumstances described in the Prospectus Supplement relating to the Notes (the "Prospectus Supplement"), be made to list Series B Notes on the [Euronext Paris S.A. (the "Paris S.A.").] The Bank has appointed [__________] as the listing agent for purposes of listing the Series B Notes on the London Stock Exchange and has appointed [__________] as the listing agent for purposes of listing the Series B Notes on the Paris S.A.

     Each Bearer Note initially will be represented by a Temporary Global Note, each of which will be delivered to a common depositary located outside the United States (the "Depositary") for [__________], as operator of the Euroclear System (the "Euroclear Operator"), Clearstream and/or any other relevant clearing system (including Societe Interprofessionalle pour la Compensation des Valeures Mobilieres ("SICOVAM")). Such Temporary Global Note will subsequently be represented by a Permanent Global Note. Upon the first request by any beneficial owner to exchange any interest in a Permanent Global Note to a definitive Bearer Note, or if any Note represented by such Permanent Global
Note is accelerated following an event of default with respect to such Note or if either Euroclear, Clearstream or any other relevant clearing system is closed for business for a continuous period of fourteen days (other than by reason of public holidays) or announces an intention to cease business permanently or in fact does so, then all (and not less than all) interests in such Permanent Global Note shall be exchanged for definitive Bearer Notes; provided that, if the applicable Pricing Supplement so specifies, nothing herein shall prevent the further exchange of definitive Bearer Notes for Registered Notes.

     Unless otherwise defined herein, terms defined in the Indenture, the Notes, or any Prospectus Supplement relating to the Notes shall be used herein as therein defined.

     The Bank will advise the Agent in writing of the employees of the Bank with whom the Agent is to communicate regarding offers to purchase Notes, and the related settlement details.

                         ADMINISTRATIVE PROCEDURES FOR
                       BEARER NOTES AND REGISTERED NOTES

Issuance:                Bearer Notes. Each Bearer Note will be dated as of its
                         Original Issue Date. Each Bearer Note will bear an
                         Original Issue Date, which will be (i) with respect to a Temporary Global Note (or any portion thereof), the date of its original issue as specified in such Temporary Global Note or (ii) with respect to any Permanent Global Note or any definitive Bearer Note
                         (or any portion thereof) issued subsequently upon transfer or exchange of a Bearer Note or in lieu of a destroyed, lost or stolen Bearer Note (a "Replacement
                         Bearer Note"), the Original Issue Date of the predecessor Bearer Note, regardless of the date of authentication of such subsequently issued Bearer
                         Note.

                         Registered Notes. Each Registered Note will be dated as of the date of its authentication by Chase. Each Registered Note will also bear an Original Issue Date, which will be (i) with respect to an original Registered Note (an "Original Registered Note") (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Registered Note (or portion thereof) issued subsequently upon transfer or exchange of a Registered Note or in lieu of a destroyed, lost or stolen Registered Note (a "Replacement Registered Note"), the original issuance date of the predecessor Registered Note, regardless of the date of authentication of such subsequently issued Registered Note.

Denominations:           Bearer Notes. Unless otherwise specified in the
                         applicable Pricing Supplement, Bearer Notes will be issued only in denominations of $1,000 (or, in the case of Bearer Notes not denominated in U.S. dollars, the equivalent thereof in the Specified Currency, rounded to the nearest 1,000 units of the Specified Currency) or any amount in excess thereof which is an integral multiple of $1,000 (or, in the case of Bearer Notes not denominated in U.S. dollars, 1,000 units of the Specified Currency).

                         Registered Notes. Unless otherwise specified in the applicable Pricing Supplement, Registered Notes will be issued only in denominations of $1,000 (or, in the case of Registered Notes not denominated in U.S. dollars, the equivalent thereof in the Specified Currency, rounded to the nearest 1,000 units of the Specified Currency) or any amount in excess thereof which is an integral multiple of $1,000 (or, in the case of Registered Notes not denominated in U.S. dollars, 1,000 units of the Specified Currency).

Global Notes and
Definitive Bearer
and Registered Notes:    Until Final Certification (as defined below) with
                         respect to an issuance of Bearer Notes has occurred, such Notes, together with all other Bearer Notes that have the same terms (other than their respective principal amounts) (all such Notes herein referred to collectively as a "Note Tranche"), will be represented by a single Temporary Global Note in bearer form without interest coupons. The Bank shall execute, and upon Bank instructions the Principal Paying Agent shall complete and authenticate, such Temporary Global
                         Note upon the same conditions and in substantially the same manner, and with the same effect, as an individual definitive Bearer Note. On or prior to the settlement date (which will normally be the Original
                         Issue Date) with respect to such Notes, the Principal
                         Paying

                         Agent shall deposit the Temporary Global Note with the Depositary in the manner specified below under "Settlement Procedures; Bearer Notes". The interest of each beneficial owner of Notes represented by such Temporary Global Note will be credited to the appropriate account with Clearstream, the Euroclear Operator or any other relevant clearing system.

                         On or after the date (the "Exchange Date") that is the 40th day following the date on which the Bank receives the proceeds of the sale of a Temporary Global Note (the "Closing Date"), or if such Note is held by the Agent as part of an unsold allotment or subscription more than 40 days after the Closing Date for such Note, on or after the day after the date such Note is sold by the Agent, all as notified by the Agent in writing to Chase, the interest of the beneficial owners of the Notes represented by the Temporary Global Note shall be canceled and such interests shall thereafter be represented by a Permanent Global Note in bearer form without interest coupons held in London by the Depositary; provided that Final Certification (as described below) has occurred. The interest of each beneficial owner of Notes represented by such Permanent Global Note will be credited to the appropriate account with Clearstream, the Euroclear Operator or any other relevant clearing system.

                         If the beneficial owner of an interest in a Permanent Global Note requests, at any time, upon 30 days' written notice to the Principal Paying Agent given by such beneficial owner through either Clearstream, the Euroclear Operator or any other relevant clearing system, as the case may be, or if any Note represented by such Permanent Global Note is accelerated following an event of default with respect to such Note or if either Euroclear, Clearstream or any other relevant clearing system is closed for business for a continuous period of fourteen days (other than by reason of public holidays) or announces an intention to cease business permanently or in fact does so, such Permanent Global Note shall be exchanged for one or more definitive Bearer Notes with coupons attached, if appropriate, or, if the applicable Pricing Supplement so specifies, one or more Registered Notes in authorized denominations equal in aggregate principal amount to such beneficial interest; provided that any such exchange of an interest in a Permanent Global Note for a definitive Bearer Note shall result in the exchange of all (and not less than all) interests in such Permanent Global Note for definitive Bearer Notes; provided further, that, if the applicable Pricing Supplement so specifies, nothing herein shall prevent the further exchange of definitive Bearer Notes for Registered Notes. To effect such exchange, the interest of such beneficial owner in such Permanent Global Note shall be canceled and one or more definitive Bearer Notes or Registered Notes, as the case may be, shall be issued to such beneficial owner, through the Euroclear Operator or Clearstream or any other relevant clearing system, as the case may be.

                         In all events, Bearer Notes and coupons will be delivered by the Principal Paying Agent only outside the United States.

Notes Purchased
by U.S. Persons:         All Notes purchased in connection with their original
                         issuance by or on behalf of a U.S. Person (as defined in the Distribution Agreement) (other than a branch of a United States financial institution (as defined in the applicable United States Treasury

                         Regulation) located outside the United States purchasing for its own account or for resale (a "Qualifying Foreign Branch") or other permitted U.S. purchasers as provided in the Prospectus Supplement that satisfies the conditions for receiving Bearer Notes (as described under "Final Certification" below) will be issued only as Registered Notes.

Final Certification:     Final Certification with respect to a Temporary Global
                         Note shall mean the delivery by the Euroclear
                         Operator, Clearstream or any other relevant clearing system, as the case may be, to the Principal Paying
                         Agent of a signed certificate (each a "Clearance
                         System Certificate") in the form set forth in Appendix
                         1 hereto with respect to the Notes being exchanged, dated no earlier than the Exchange Date for such Notes, to the effect that the Euroclear Operator, Clearstream or any other relevant clearing system, as the case may be, has received certificates in writing, by tested telex or by electronic transmission from the account holders appearing on its records as entitled to such Notes ("Ownership Certificates") in the form set forth in Appendix 2 hereto with respect to each of such Notes, which Ownership Certificates shall be dated no earlier than ten days before the Exchange
                         Date.

Preparation of
Pricing Supplement:      If any offer to purchase a Note is accepted by or on
                         behalf of the Bank, the Bank will prepare a pricing supplement (a "Pricing Supplement") reflecting the terms of such Note, will arrange to file an electronic format document, in the manner prescribed by the EDGAR
                         Filer Manual, of such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will, promptly and in any event not later than the date on which such Pricing Supplement is filed with the Commission, deliver the number of copies of such Pricing Supplement to the Agent as the Agent shall reasonably request. The Agent will cause such Pricing
                         Supplement to be delivered to the purchaser of the Note.

                         In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:              The receipt by the Bank of immediately available funds
                         in exchange for (i) the delivery of an authenticated
                         Temporary Global Note to the Depositary in the manner described in "Settlement Procedures; Bearer Notes" below or (ii) the delivery of an authenticated
                         Registered Note to the Agent shall constitute
                         "settlement" with respect to such Note. All offers accepted by the Bank will be settled on the fifth
                         Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Bank and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day.

Settlement
Procedures;
Bearer Notes: Procedures with regard to each Bearer Note sold by the Bank to or through the Agent (unless otherwise specified pursuant to a Notes Terms Agreement) shall be as follows:

                         A. In the case of a Bearer Note, the Agent will advise
                            the Bank by telephone that such Note, is initially a Bearer Note and of the following settlement information:

                            1.  Principal amount.

                            2.  Maturity Date.

                            3.  Interest Payment Date(s).

                            4. In the case of a Floating Rate Bearer Note, the Initial Interest Rate (if known at such time), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

                            5.  Redemption or repayment provisions, if any.

                            6.  Ranking.

                            7.  Settlement date and time (Original Issue Date).

                            8.  Interest Accrual Date.

                            9.  Price.

                            10. Agent's commission, if any, determined as
                                provided in the Distribution Agreement.

                            11. Specified Currency.

                            12. Whether the Note is an Original Issue Discount
                                Note (an "OID Note"), and if it is an OID Note, the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).

                            13. Agent's account number at Clearstream, the
                                Euroclear Operator or any other relevant clearing system.

                            14. Any other applicable provisions.

                         B. The Bank will advise Chase as the Principal Paying
                            Agent for the Notes by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in "Settlement Procedures; Bearer Notes" "A" above, and shall give the Principal Paying Agent written instructions (substantially in the form set out in Appendix 3) to prepare a Temporary Global Note for each Note Tranche which the Bank has agreed to sell. The Bank will send a copy of such instructions to the Agent and the relevant Trustee.

                            The Principal Paying Agent shall telephone each of the Euroclear Operator, Clearstream or any other relevant clearing system with a request for a security code for each Note Tranche agreed to be issued and shall notify the Bank and the Agent of such security code or codes as soon as practicable.

                         C. In accordance with instructions received from the
                            Bank, (i) the Principal Paying Agent shall authenticate and deliver a Temporary Global Note for each Note Tranche which the Bank has agreed to sell. The settlement of the Note Tranche is to occur on the relevant settlement date. All such Temporary Global Notes will then be delivered to the Depositary. The Principal Paying Agent will also give instructions to the Euroclear Operator, Clearstream or any other relevant clearing system to credit the Notes represented by such Temporary Global Note delivered to such Depositary to the Principal Paying Agent's distribution account at the Euroclear Operator, Clearstream or any other relevant clearing system. At settlement of any Note Tranche, the Principal Paying Agent will instruct the Euroclear Operator, Clearstream or any other relevant clearing system to debit, on the settlement date, from the distribution account of the Principal Paying Agent the principal amount of Notes of each Note Tranche, with respect to which the Agent has solicited an offer to purchase and to credit, on the settlement date, such principal amount to the account of the Agent with the Euroclear Operator, Clearstream or any other relevant clearing system against payment of the purchase payment price of such Notes.

                         D. The Euroclear Operator, Clearstream and any other
                            relevant clearing system shall debit and credit accounts in accordance with instructions received from the Principal Paying Agent and the Agent.

                            The Principal Paying Agent shall pay the Bank the aggregate net proceeds received by it in immediately available funds via a transfer of funds to the U.S. dollar account of the Bank with a bank in [New York City] (or, with respect to Notes payable in a Specified Currency other than U.S. dollars, to an account maintained at a bank selected by the Bank, which bank shall be located outside the United Kingdom in the case of Notes payable in a Specified Currency other than pounds sterling that mature not later than five years from and including the date of issue thereof) designated by the Bank in writing.

Settlement Procedures
Timetable; Bearer Notes: For sales by the Bank of Bearer Notes to or through the Agent, "Settlement Procedures; Bearer Notes" "A" through "D" above shall be completed on or before the respective times set forth below:

                         Settlement
                         Procedure;
                         Bearer Notes                  Time
                         ------------                  ----
                            A           12:00 P.M. (NYC time) three days
                                        before settlement date
                            B           9:00 A.M. (London time) two days
                                        before settlement date
                            C           3:45 P.M. (London time) one day
                                        before settlement date
                            D           5:00 P.M. (NYC time) on
                                        settlement date

Settlement Procedures;
Registered Notes:        Settlement Procedures with regard to each Registered
                         Note sold by the Bank to or through the Agent (unless otherwise specified pursuant to a Notes Terms
                         Agreement) shall be as follows:

                         AA.  In the case of a Registered Note, the
                              Agent will advise the Bank by telephone
                              that such Note is a Registered Note and
                              of the following settlement information:

                              1.   Name in which such Note is to
                                   be registered ("Registered Note
                                   Owner").

                              2.   Address of the Registered Note
                                   Owner and address for payment
                                   of principal and interest.

                              3.   Taxpayer identification number
                                   of the Registered Note Owner (if
                                   available).

                              4.   Principal amount.

                              5.   Maturity Date.

                              6.   Interest Payment Date(s)

                              7.   In the case of a Fixed Rate
                                   Registered Note, the Interest
                                   Rate, or, in the case of a Floating
                                   Rate Registered Note, the Initial
                                   Interest Rate (if known at such
                                   time), Interest Payment Period,
                                   Calculation Agent, Base Rate,
                                   Index Maturity, Index Currency,
                                   Interest Reset Period, Initial
                                   Interest Reset Date, Interest
                                   Reset Dates, Spread or Spread
                                   Multiplier (if any), Minimum
                                   Interest Rate (if any), Maximum
                                   Interest Rate (if any) and the

                                   Alternate Rate Event Spread (if
                                   any).

                              8.   Redemption or repayment
                                   provisions (if any).

                              9.   Ranking.

                              10.  Settlement date and time
                                   (Original Issue Date).

                              11.  Interest Accrual Date.

                              12.  Price.

                              13.  Agent's commission (if any)
                                   determined as provided in the
                                   Distribution Agreement.

                              14.  Denominations.

                              15.  Specified Currency.

                              16.  Whether the Note is an OID
                                   Note, and if it is an OID Note,
                                   and the applicability of Modified
                                   Payment upon Acceleration (and
                                   if so, the Issue Price).

                              17.  Any other applicable provisions.

                         BB.  The Bank will advise Chase as
                              Principal Paying Agent for the
                              Notes, by telephone or
                              electronic transmission
                              (confirmed in writing at any
                              time on the same date) of the
                              information set forth in
                              "Settlement Procedures;
                              Registered Notes" "AA" above.

                         CC.  The Bank will have delivered to Chase
                              as Principal Paying Agent for the Notes
                              a pre-printed four-ply packet for such
                              Note, which packet will contain the
                              following documents in forms that have
                              been approved by the Bank, the Agent
                              and Chase, as Principal Paying Agent for the Notes:

                              1.   Note with customer
                                   confirmation.

                              2.   Stub One - For Chase.

                              3.   Stub Two - For the Agent.

                              4.   Stub Three - For the Bank.

                         DD.  Chase will (i) authenticate and deliver
                              any Note through the Principal Paying
                              Agent if necessary, with the
                              confirmation and Stubs One and Two to
                              the Agent.  The Agent will acknowledge
                              receipt of the Note by stamping or
                              otherwise marking Stub One and
                              returning it to Chase, through the
                              Principal Paying Agent, if necessary.
                              Such delivery will be made only against
                              such acknowledgment of receipt and
                              evidence that instructions have been
                              given by the Agent, with respect to
                              Notes denominated in U.S. dollars, for
                              payment to the account of the Bank at
                              Chase, New York, New York (or, with
                              respect to Notes payable in a Specified
                              Currency other than U.S. dollars, to an
                              account maintained at a bank selected by the Bank, which bank shall be located outside the United Kingdom in the case of Notes payable in a Specified Currency other than pounds sterling that mature not later than five years from and including the date of issue thereof), in immediately available funds, of an amount equal to the purchase price of such Notes less the Agent's commission (if any). In the event that the instructions given by the Agent for payment to the account of the Bank are revoked, the Bank will as promptly as possible wire transfer to the account of the Agent an amount of immediately available funds equal to the amount of such payment made.

                              The Principal Paying Agent
                              shall pay the Bank the
                              aggregate net proceeds
                              received by it in immediately
                              available funds via a transfer
                              of funds to the U.S. dollar
                              account of the Bank with Chase
                              in [New York City] (or, with
                              respect to Notes payable in a
                              Specified Currency other than
                              U.S. dollars, to an account
                              maintained at a bank selected
                              by the Bank which bank shall
                              be located outside the United
                              Kingdom in the case of Notes
                              payable in a Specified
                              Currency other than pounds
                              sterling that mature not later
                              than five years including the
                              date of issue thereof).

                         EE.  Unless the Agent purchased such Notes
                              as principal, the Agent will deliver (with confirmation) such Notes to the customer against payment in immediately available funds. The Agent will obtain the acknowledgment of receipt of such Notes by retaining Stub Two.

                         FF. In the case of all Notes, Chase will send Stub Three to the Bank by first-class mail.

Settlement Procedures
Timetable;               Registered Notes: For sales by the Bank of Registered
                         Notes to or through the Agent, "Settlement Procedures;
                         Registered Notes" "AA" through "FF" set forth above shall be completed on or before the respective times
                         (London time) set forth below:

                         Settlement Procedure;
                         Registered Notes
                         and Registered Units        Time
                         --------------------        ----
                            AA                  2:00 P.M. on second day
                                                before settlement date
                            BB                  3:00 P.M. on second day
                                                before settlement date
                           CC-DD                2:15 P.M. on settlement date
                            EE                  3:00 P.M. on settlement date
                            FF                  5:00 P.M. on settlement date

Failure to Settle:       Bearer Notes. If the Agent shall have advanced its own
                         funds for payment against subsequent receipt of funds from the purchaser and if a purchaser shall fail to make payment for a Note, the Agent will promptly notify the Bank, the Principal Paying Agent, the Depositary and the Euroclear Operator, Clearstream and any other relevant clearing system, by telephone, promptly confirmed in writing (but no later than the next Business Day). In such event, the Bank shall promptly instruct the Principal Paying Agent to cancel the purchaser's interest in the appropriate Temporary
                         Global Note representing such Note. Upon (i) confirmation from the Principal Paying Agent in writing (which may be given by telex or telecopy) that the Principal Paying Agent has canceled such purchaser's interest in such Temporary Global Note and
                         (ii) confirmation from the Agent in writing (which may be given by telex or telecopy) that the Agent has not received payment from the purchaser for the Note, the Bank will promptly pay to the Agent an amount in immediately available funds equal to the amount previously paid by the Agent in respect of such Bearer
                         Note. Such payment will be made on the settlement date, if possible, and in any event not later than 12 noon (New York City time) on the Business Day following the settlement date. The Principal Paying
                         Agent and the Depositary will make or cause to be made such revisions to such Temporary Global

                         Note as are necessary to reflect the cancellation of such portion of such Temporary Global Note.

                         If a purchaser shall fail to make payment for the Note for any reason other than a default by the Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Bank will reimburse the Agent on an equitable basis for the Agent's loss of the use of funds during the period when they were credited to the account of the Bank or the Principal Paying Agent, as applicable.

                         Immediately upon such cancellation, the Principal Paying Agent, will make appropriate entries in its records to reflect the fact that a settlement did not occur with respect to such Note or Unit.

                         Registered Notes. If a purchaser fails to accept delivery of and make payment for any Registered Note, the Agent will notify the Bank and Chase, as Registrar of the Registered Notes, by telephone and return such Note to Chase through the Principal Paying Agent, if necessary. Upon receipt of such notice, the Bank will immediately wire transfer to the account of the Agent an amount equal to the amount previously credited to the Bank's account in respect of such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Bank will reimburse the Agent on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Bank or Chase. Immediately upon receipt of the Registered Note in respect of which such failure occurred, Chase will mark such Note "canceled," make appropriate entries in Chase's records and send such Note to the Bank.

Notice of Issuance
London Stock Exchange:   The Sponsoring Member Firm will provide information
                         with respect to the issuance of each Series B Note to [the London Stock Exchange] or [the Paris S.A.,] as the case may be, and will advise the Bank in writing as to the effectiveness of the listing of such Series
                         B Note by the close of business on the related settlement date.

Listing: The Sponsoring Member Firm will, on a regular basis, provide the London Stock Exchange or the Paris S.A., as the case may be with such information regarding Series B Notes issued and outstanding as such exchange may require.